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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): December 6, 2002



                          SWISSRAY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)






             Delaware                      0-26972             16-0950197
 (State or other jurisdiction of   (Commission File Number)   (IRS Employer
          incorporation)                                    Identification No.)


                               100 Grasslands Road
                            Elmsford, New York 10523
          (Address of Principal Executive Offices, including Zip Code)




                                 (914) 345-3700
              (Registrant's Telephone Number, Including Area Code)




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On November 15, 2002, the Registrant entered into a Securities Purchase Agreement (the Securities Purchase Agreement), providing for the issue and sale by the Registrant to SWR Investments LLC, a Delaware limited liability company (SWR Investments), of 12,000 shares of newly designated Series E Convertible Participating Preferred Stock, for a purchase price of $12,000,000. This transaction was closed and consummated on November 20, 2002.

     In addition, pursuant to the terms of the Securities Purchase Agreement, SWR Investments has the option to purchase up to an additional 28,000 shares of newly-designated Series F Preferred Stock of the Registrant for a price of $1,000 per share at any time until December 1, 2007. On December 6, 2002, SWR Investments exercised a portion of this option and purchased 9,500 shares of Series F Preferred for aggregate consideration of $9,500,000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           SWISSRAY INTERNATIONAL, INC



                                           /s/ Matthew Todd Collins
                                           ------------------------
Date:  December 9, 2002                    By:  Matthew Todd Collins
                                           Its: Vice President and Chairman
                                                of the Board







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